Exhibit 99.4

Announcement posted on Philips’ internal website

Expanding our presence in the image-guide therapy device space

Philips has signed an agreement to acquire Spectranetics, a company that develops, manufactures, markets, and distributes medical devices used in minimally invasive procedures for cardiovascular diseases.

At Philips, we are focused on improving people’s lives through meaningful innovation across the health continuum. The acquisition of Spectranetics positions Philips for a greater role in the therapy space.

Headquartered in Colorado Springs, Colorado, USA, this acquisition will expand our Image Guided Therapy (IGT) portfolio with the addition of Spectranetics’ Vascular Intervention (VI) products, the AngioSculpt® scoring balloon used in both peripheral and coronary procedures, and the Stellarex™ drug-coated balloon (DCB) peripheral angioplasty platform. Spectranetics’ lead management solutions will also support our forming Electrophysiology business.

Image-guided therapy is a high-growth market driven by benefits for health systems and patients. Using minimally invasive techniques, patients are quickly treated and are often discharged from the hospital the same day - as opposed to previous methods that could result in weeklong hospital recoveries. In 2015, Philips acquired Volcano. The combination of our IGT Devices business with Spectranetics will enable us to offer an even more complete range of therapies and integrated solutions to our customers. Spectranetics’ Stellarex DCB is a critical asset in this portfolio and will fill out our commercial offerings and directly contribute towards Philips’ goal of reaching three billion people a year by 2025.

“Every day, we work to help our physicians decide, guide, treat, and confirm in the same setting by helping patients get back to normal activity, living the lives they love,” said Chris Barys, Business Leader, IGT Devices. “Together, the combination of the two portfolios will allow us to reach more patients globally who suffer from cardiac and peripheral vascular disease.”

Spectranetics has more than 900 employees who are expected to join Philips. Their products are available in over 65 countries and are used to treat arterial blockages in the heart and legs, and to remove and support the removal of pacemaker and defibrillator leads.

“Philips has demonstrated strength in integrating acquisitions, as proven by the combination with Volcano, establishing position in the industry as a leader in imaging and smart devices. We are looking forward to continuing this success with Spectranetics and adding the therapy component to our health continuum” said Bert van Meurs, Business Group Leader, Image Guided Therapy.

The transaction is expected to close in Q3 2017.

Image-guided therapy is enabled through the use X-ray or ultrasound to deliver treatments inside the body, while operating through the tiniest of incisions. To do this the physician makes several small incisions of just a few millimeters into the skin, rather than large incisions experienced in traditional surgery. Needles and/or narrow tubes called catheters are passed through one of the small incisions. The images are then projected onto monitors in the operating room giving the surgeons a clear and magnified view of the surgical area. From repairing fractures of the spine to treating blood vessels around the heart, clinicians can use live image guidance in order to “see” real-time, where they are and what they are doing inside the patient’s body. Recent development in our IGT business is the launch of the new Philips Azurion platform.

Additional Information

This communication relates to a tender offer (the “Offer”) that has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of The Spectranetics Corporation (“Spectranetics”) or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Philips and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Spectranetics. The offer to purchase shares of Spectranetics common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by HealthTech Merger Sub, Inc., a wholly owned subsidiary of Philips Holding USA Inc., which is a wholly owned subsidiary of Royal Philips, and the solicitation/recommendation statement will be filed with the SEC by Spectranetics. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Philips and certain of the plans and objectives of Philips with respect to these items, including without limitation completion of the Offer and merger and any expected benefits of the merger, and certain forward-looking statements regarding Spectranetics, including without limitation with respect to its business, the proposed Offer and merger, the expected timetable for completing the transaction, and the strategic and other potential benefits of the transaction. Completion of the Offer and merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance that those conditions can be satisfied or that the transactions described in this communication (the “Transactions”) will be completed or will be completed when expected. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates,” “projects,” “potential,” “continues” or “believes,” or variations of such words and phrases, or by statements that certain actions, events, conditions, circumstances or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, (i) the risk that not all conditions of the Offer or the merger will be satisfied or waived; (ii) uncertainties relating to the anticipated timing of filings and approvals relating to the Transactions; (iii) uncertainties as to the timing of the Offer and merger; (iv) uncertainties as to how many of Spectranetics’ stockholders will tender their stock in the Offer; (v) the possibility that competing offers will be made; (vi) the failure to complete the Offer or the merger in the timeframe expected by the parties or at all; (vii) the outcome of legal proceedings that may be instituted against Spectranetics and/or others relating to the Transactions; (viii) the risk that the Transactions disrupt current plans and operations of Spectranetics and affect its ability to maintain relationships with employees, customers or suppliers; (ix) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spectranetics’ operations into those of Philips; (x) the successful implementation of Philips’ strategy and the ability to realize the benefits of this strategy; (xi) domestic and global economic and business conditions; (xii) regulatory developments affecting Philips’ and or Spectranetics’ actual or proposed products or technologies; (xiii) political, economic and other developments in countries where Philips operates; (xiv) unpredictability and severity of catastrophic events; (xv) industry consolidation and competition; and (xvi) other risk factors described in Spectranetics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Any forward-looking statements in this communication are based upon information known to Philips on the date of this communication. Neither Philips undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.